Exhibit 10.2

LUMOS PHARMA, INC.

STOCK OPTION AGREEMENT

This Option Agreement is issued pursuant to and is subject to all of the provisions of the Lumos Pharma, Inc. 2012 Equity Incentive Plan (the "Plan").

I.	NOTICE OF GRANT

_______________ ("Optionee")

Address:

Optionee has been granted an option (the "Option") to purchase shares of the Common Stock of the Company (the "Shares"), subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share: $

Total Number of Shares Covered by this Option:

Aggregate Exercise Price: $

*NOTE: For any Optionee holding at least ten (10) percent of the total combined voting power of all classes of the Company's stock on the Date of Grant ("Ten Percent Stockholders"), the Exercise Price per Share for Incentive Stock Options must be at least one hundred and ten (110) percent of the fair market value of the Option Shares determined on the Date of Grant and such Option may not be exercisable more than five (5) years after the Date of Grant.

Type of Option:	__ Incentive Stock Option

___ Nonstatutory Stock Option

Term/Expiration Date: Tenth Anniversary of Date of Grant (subject to the five (5) year limitation set forth above for Ten Percent Stockholders)

Vesting Schedule: Provided that the Optionee is then providing services to the Company under a Service Agreement in accordance with the requirements of the Plan, the Shares shall vest and be vested, as follows: ______________________________________.

Exercise and Termination Period: This Option shall be exercisable on one or more occasions as to any or all vested Shares up until (i) ninety (90) days after Optionee ceases to provide Continuous Service, (ii) one year after the termination of Optionee's service to the Company by reason of Optionee's Disability, as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), or (iii) eighteen months after the death of Optionee. However, in no event shall this Option be exercised after the Term/Expiration Date provided above.

II. AGREEMENT

1.           Grant of Option.

(a)   The Administrator of the Plan grants to Optionee, an Option to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), and subject to the terms and conditions of the Plan, which is incorporated herein by reference.

(b)   In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail. Unless otherwise specified herein, terms used in this Option Agreement shall have the same meanings attributable thereto in the Plan, or if not defined therein, in Optionee's Service Agreement. The term "Service Agreement" shall mean the employment agreement, consulting agreement or other arrangement pursuant to which Optionee renders Continuous Service to the Company (or its Affiliate) in his or her capacity as an employee, consultant or director.

(c)   If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that this Option exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option.

2.           Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable prior to its Expiration Date in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement, provided that the Company may, in its sole discretion, permit early exercise of the Option upon such terms and conditions as the Administrator specifies. The Option shall be subject to such contingencies of accelerated vesting as may be provided in the Plan (including upon a Change of Control) or in Optionee's Service Agreement. In addition to the foregoing, the unvested Options granted pursuant to this Option Agreement and any unvested shares acquired through early exercise of this Option Agreement shall be subject to automatic acceleration immediately prior to the consummation of an initial public offering of the securities issued by the Company pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission. Subject to any exercise limitations in the Plan, Optionee shall not forfeit any vested Options hereunder upon termination of his or her Service Agreement.

(b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the "Exercised Shares"), the aggregate Exercise Price for the Exercised Shares, and such other representations and agreements as may be required by the Company. The Option shall be deemed to be exercised only when the Company receives the properly completed and signed Exercise Notice accompanied by payment of (i) the aggregate Exercise Price as to all Exercised Shares and (ii) full payment of all taxes, if any, required to be withheld in connection with the exercise of the Option.

No Shares shall be issued pursuant to this Option unless the exercise and such issuance comply with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is properly exercised with respect to such Shares.

3.          Optionee's Representations. Optionee has delivered to the Company a Subscription Agreement in the form attached hereto as Exhibit B. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit C.

4.           Lock-Up Period. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. This restriction shall be superseded by any broader market standoff restriction contained within any applicable agreement that may be executed by Optionee and the Company (see Section 6 below). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

5.           Method of Payment. Optionee, at its election, shall pay the aggregate Exercise Price by any of the following methods, or a combination thereof:

(a) cash or check;

(b) consideration received by the Company under any cashless exercise program that may be adopted by the Company pursuant to the Plan; or

(c) surrender of other Shares which, (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price.

6.          Restrictions on Exercise. This Option may not be exercised (i) until such time as the Plan has been approved by the shareholders of the Company, or (ii) if the issuance of such Shares upon such exercise or the method of payment for such Shares would constitute a violation of any applicable law. The Shares of Common Stock that will be issued to the Optionee upon valid exercise of the Option may be subject to certain restrictions contained in shareholder agreements, including the Company's Right of First Refusal and Co-Sale Agreement, the Company's Investors' Rights Agreement, and the Company's Voting Agreement (the "Shareholder Agreements"). If the  Shares are subject to one of more ofsuch agreements, a copy thereof will be provided to Optionee herewith, and Optionee will be required to consent to and adopt each of such agreements effective as of the Date of Grant. The Optionee will also be required to execute and deliver to the Company a counterpart of that certain Early Exercise Unvested Stock Repurchase Agreement, a form of which is attached hereto as Exhibit D, in connection with any permissible early exercise of this Option, if allowed by the Company. Notwithstanding the foregoing, the Shares shall not be deemed issued until certificates evidencing same have been issued to Optionee (or its representative or the Escrow Holder, if applicable) by the Company.

7.           Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution, and may be exercised during the Optionee's lifetime only by Optionee. Subject to the foregoing restriction, the terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8.           Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

9.          Entire Agreement. The Plan, this Option Agreement (with its exhibits), the Service Agreement, and the Shareholder Agreements, as applicable, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified except as permitted in the Plan or by means of a writing signed by the Company and Optionee. Optionee has not relied upon any representations or promises by the Company or its representatives in entering into this Option Agreement, the Service Agreement, or the Shareholder Agreements, except as may be expressly contained in such documents.

10.         Governing Law; Severability. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware. The terms of this agreement shall be deemed severable, provided that if any provision is held invalid by a tribunal of competent jurisdiction it shall be reformed, if possible, to the minimum extent necessary to render it valid and enforceable.

11.        No Guarantee of Continued Service. OPTIONEE AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE SET FORTH ABOVE IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES BY EARLY EXERCISE). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER DURING THE OPTION TERM, AND SHALL NOT LIMIT IN ANY WAY OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT (IN ACCORDANCE WITH OPTIONEE'S SERVICE AGREEMENT) TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER.

12.        Review of Documents and Voluntary Consent. Optionee acknowledges that s/he has previously received and reviewed a copy of the Plan and this Option Agreement (together with the exhibits thereto), the Company's Certificate of Incorporation, as amended, and the Shareholder Agreements, as applicable. Optionee accepts this Option subject to all of the terms and provisions of the Plan and this Option Agreement. Optionee has been afforded an opportunity to obtain the advice of counsel prior to executing this Option Agreement. Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator regarding questions arising under the Plan or this Option Agreement. Optionee agrees to notify the Company with respect to any change in Optionee's residential address as set forth in Section I of this Option Agreement.

LUMOS PHARMA, INC.		OPTIONEE

By:
Richard J. Hawkins
Chief Executive Officer

EXHIBIT A TO STOCK OPTION AGREEMENT

2012 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Lumos Pharma, Inc.

ATTN: Chief Executive Officer

1.           Exercise of Option. Effective as of today, ________________ , 20_, the undersigned ("Optionee") hereby elects to exercise Optionee's Option to purchase __________________ shares (the "Shares") of the Common Stock of Lumos Pharma, Inc. (the "Company") pursuant and subject to the Lumos Pharma, Inc. 2012 Equity Incentive Plan (the "Plan") and the Stock Option Agreement dated _______________ (the "Option Agreement").

2.           Delivery of Payment. Optionee herewith delivers to the Company the Aggregate Exercise Price of the Shares as to which the Option is now being exercised, calculated as follows, in accordance with the Option Agreement.

Total Shares Purchased:

Exercise Price per Share:	$

Aggregate Exercise Price:

Payment of the Aggregate Exercise Price is herewith made in full as follows (select the applicable option by initialing before the letter of the option that applies, and fill in any blanks in C. if that option applies):

___ A. Cash

___ B. Check

___ C. If allowed by the Plan Administrator, but not otherwise, Optionee is tendering certificates covering _________________ shares of the Common Stock of the Company, satisfying the market value and holding requirements of the Option Agreement, endorsed in blank and accompanied by stock powers acceptable to the Administrator. In such event Optionee represents that the shares so tendered are owned by Optionee, free and clear of any liens, claims, restrictions or other encumbrances in favor of any third party, as Optionee's separate or sole management community property, and the payment shall not be deemed made hereunder until the Company has had an opportunity (without waiving any continuing rights based on this representation, however) to confirm such representation to the best of its knowledge.

___ D. If allowed by the Administrator, but not otherwise, Optionee is making payment pursuant to a cashless exercise program adopted pursuant to the Plan.

3.           Tax Withholding and Tax Consultation. Optionee authorizes payroll withholding by Company and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option. If Optionee is exercising a Nonstatutory Stock Option, Optionee encloses payment in full of his/her withholding taxes, if any, as follows:

(Contact Plan Administrator for amount of tax due.)

___ Cash:	$ _________________

___ Check:	$ _________________

Optionee agrees that s/he will remain liable to the Company for any additional tax withholding that may later be determined to be due, together with interest and penalties imposed thereon.

4.           Optionee Information. Optionee's social security number or employer identification number is: ________________________ . Optionee's current address is ______________________________________________________________________________________________

5.           Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement (and the documents referred to therein) and agrees to abide by and be bound by their terms and conditions. In addition, Optionee acknowledges that the Shares that will be issued upon the exercise of the Option may be subject to restrictions contained in the Company's Voting Agreement, Right of First Refusal and Co-Sale Agreement and/or the Company's Investors' Rights Agreement (the "Shareholder Agreements"), if executed by Optionee. Optionee is not aware of any representation made by Optionee in the Subscription Agreement previously delivered to the Company that is not accurate, with the exception of information updated herein.

6.           Rights as Shareholder. Certificates representing the Shares shall be issued to the Optionee as soon as practicable after the Option is exercised. However, until the issuance of the Shares (as evidenced by stock certificates and the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance of the Shares except as otherwise may be provided in the Plan.

7.           Notice of Disqualifying Disposition. If the Option is an Incentive Stock Option, Optionee agrees that s/he will promptly notify the Chief Executive Officer of the Company in writing within ten (10) days after the date of any disposition in the event Optionee transfers any of the Shares within one (1) year after the date s/he exercises all or part of the Option, or within two (2) years after the Date of Grant.

8.           Tax Consultation. Optionee understands that s/he may suffer adverse tax consequences as a result of his or her purchase or disposition of the Shares. Optionee represents that s/he has consulted with such tax consultants as Optionee has deemed advisable in connection with the exercise of the Option, and the purchase (or disposition) of the Shares and that Optionee is not relying on the Company for any tax advice.

9.           Restrictive Legends and Stop-Transfer Orders.

(a)     Legends. Optionee understands and agrees that the Company shall cause certain restrictive legends to be placed upon any certificates evidencing ownership of the Shares to reflect restrictions applicable to the Shares, including those arising under the Amended and Restated Certificate of Incorporation, the Shareholder Agreements, as applicable, the Early Exercise Unvested Stock Repurchase Agreement, or applicable state and federal securities laws.

(b)     Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with restrictions applicable to the Shares, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)     Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as an owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

10.         Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and the terms and conditions of this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Option Agreement, the Buy-Sell Agreement (if any), and the Shareholder Agreements, as applicable, the terms of this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

11.         Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Administrator (which may be the Company's Board of Directors), which shall review such dispute not later than its next regular meeting or any adjournment thereof. The resolution of such a dispute by the Administrator shall be final and binding on all parties, provided that such interpretation shall not conflict with any substantive rights expressly granted Optionee by its Option Agreement or Service Agreement.

12.         Governing Law; Severability. This Exercise Notice is governed by Delaware law, without regard to its conflicts of law rules. Any provision determined by a tribunal of competent jurisdiction to be invalid shall be deemed severable provided that it shall be reformed, if possible, to the minimum extent necessary to render it valid and enforceable.

Submitted by:	Accepted by:

Lumos Pharma, Inc.
(Signature of Optionee)

(Print Name)	By:

Title:

EXHIBIT B TO STOCK OPTION AGREEMENT

SUBSCRIPTION AGREEMENT

LUMOS PHARMA, INC.

(TO BE EXECUTED AT THE TIME THE OPTION IS GRANTED)

Lumos Pharma, Inc.
Austin, Texas

Gentlemen:

1.       General Statement. The undersigned Subscriber is the recipient of stock options (the "Options") issued pursuant to the Lumos Pharma, Inc. 2012 Equity Incentive Plan (the "Plan"), which upon exercise in accordance with their terms and tender of the purchase price required thereunder will entitle Subscriber to receive shares (the "Shares") of the Common Stock of Lumos Pharma, Inc., a Delaware corporation (the "Company").

2.        Representations and Warranties of the Undersigned. In consideration for the Options, Subscriber represents, warrants and acknowledges to the Company as follows:

(a)      Subscriber maintains his/her permanent residence and domicile in Texas;

(b)      the Options (and any Shares issued upon their exercise) are not being acquired as a nominee for any other person, but will be acquired for Subscriber's own account for purposes of investment and not with a view toward their resale or distribution; and Subscriber does not presently have any reason to anticipate any change in his/her circumstances or other event that would cause him/her to seek to sell the Options (or Shares received upon exercise of the Options);

(c)      Subscriber has received no representations, warranties or assurances, express or implied, whatsoever, from the Company or from its officers, directors, employees, agents or attorneys regarding the Options or the performance of the Company, including but not limited to any representation or assurance as to (i) the economics or tax effects of the exercise of the Options, (ii) the length of time that s/he will be required to hold the Shares upon exercise of the Options, or (iii) any assurance that a market will ever exist for the Shares; no representations or promises have been made to Subscriber (and none have been relied upon) to induce Subscriber to enter into the Option Agreement except as expressly set forth in writing in such Agreement, the Plan, and other accompanying documents (if any) signed by an authorized representative of the Company;

(d)      Subscriber has been advised that the Shares are not presently registered under any federal or state securities laws, and cannot be sold unless so registered or unless an exemption from such registration is available. Subscriber has been further advised that (i) there is no current market for the Shares, and no present likelihood that such a market will develop; (ii) the Company has no obligation to register its Shares under applicable securities laws, and may never do so, and therefore the Shares are illiquid; (iii) Subscriber therefore may be required to hold Shares indefinitely if s/he exercises the Options; (iv) related agreements with the Company and applicable securities laws may restrict Subscriber's ability to transfer the Shares to an otherwise willing purchaser; and (v) stock certificates evidencing the Shares will, upon exercise of the Options, contain a legend referring to restrictions on transferability;

(e)     Subscriber understands that the Company is a start-up business, has not yet secured investor funding for the development of its nascent technology, does not have current operations or ongoing clinical studies, and has no present sales or other sources of revenue. Subscriber has been providing services to the Company and is familiar with its present circumstances.

(f)      Subscriber understands that the Company has not obtained an opinion of tax counsel nor will it apply for a ruling from the Internal Revenue Service as to any of the tax consequences of an investment in the Shares. If Subscriber exercises the Options, Subscriber will be doing so with the objective of realizing an economic profit on his/her investment without regard to any federal income tax benefits that may be available by reason of the exercise of the Options;

(g)      Subscriber understands that the Company may hereafter issue additional capital stock that may have the effect of diluting the Shares, and that may possess privileges and preferences that Subscriber's Shares do not enjoy, and that Subscriber will not have preemptive rights to acquire shares of such future issuances;

(h)      Subscriber understands that the Options are being issued to Subscriber in partial consideration of his/her services and future services to the Company and that they are subject to a vesting schedule and future conditions of service, and some or all of the Options (or the Shares) may be forfeited to or repurchased by the Company if Subscriber's Continuous Service is terminated.

3.        Possible S Corporation Status. In the event that the Company hereafter chooses to elect under Section 1362 of the Internal Revenue Code to be treated as a small business corporation, Subscriber agrees to consent to such election.

4.        Restrictions and Limitations on Shares. Subscriber acknowledges that the following restrictions are applicable to Subscriber's purchase, and to his/her sale, transfer, hypothecation, or other encumbrance of the Shares:

(a)      Subscriber is contemporaneously executing a Stock Option Agreement, and confirms that s/he has received and read a copy of such agreement, and confirms that the Options and any Shares acquired by him/her pursuant to the Options will be bound by the terms of such Agreement;

(b)      the Options (and the Shares issued upon exercise thereof) are not, and Subscriber has no right to require that they be, registered under any applicable federal or state securities laws, and Subscriber agrees that the Shares shall not be sold, pledged, hypothecated, or otherwise transferred unless either (i) the Shares are registered under applicable federal and state securities laws, or (ii) the sale, pledge, hypothecation, or other transfer of the Shares is exempt from such registration;

(c)      Subscriber acknowledges that s/he may be responsible for (i) compliance with conditions on transfer imposed by any securities laws, regulations or rulings, and (ii) certain expenses incurred by the Company for legal or accounting services in connection with reviewing or effecting a proposed transfer of the Shares;

(d)       resale or transfer of Shares may be permissible only if the proposed transferee qualifies under applicable federal and state securities laws and regulations for an investment in the Company;

(e)      Subscriber may contemporaneously be adopting the Company's Voting Stock Agreement, the Company's Right of First Refusal and Co-Sale Agreement and/or the Company's Investors' Rights Agreement (the "Shareholder Agreements"), if applicable, and confirms that if s/he is adopting such agreement, s/he has received and read a copy of such agreement(s), and confirms that the Options and any Shares acquired by him/her pursuant to the Options will be bound by the terms of such agreement(s); and

(f)       legends will be placed on any certificate(s) or other document(s) evidencing the Shares reflecting the restrictions on transfer under applicable agreements and securities laws.

5.        Power of Attorney. Subscriber hereby irrevocably constitutes and appoints the Chief Executive Officer and any Vice President of the Company with full power of substitution, as his/her agent and attorney-in-fact, in his/her name, place and stead, to make, execute, acknowledge, swear to, file, record, and deliver any and all instruments that may be required to (i) confirm his/her status as a shareholder of the Company (upon exercise of the Options), (ii) comply with applicable law, or (iii) correct any omission, inaccuracy, or error. Subscriber intends that the foregoing power of attorney is coupled with an interest and such grant shall be irrevocable. This power of attorney shall survive the bankruptcy or incapacity of the undersigned, or the transfer of all or any part of his/her interest in the Company. Any person dealing with the Company may conclusively rely upon the fact that any instrument executed pursuant to this power by such attorney-in-fact is authorized and binding, without further inquiry.

6.        Miscellaneous.

(a)       This Subscription shall be construed in accordance with and governed by Delaware law (without regard to its conflicts of law rules).

(b)      This Subscription (together with the terms of the Plan, the Option, the Stock Option Agreement, including its exhibits, the Shareholder Buy-Sell Agreement, if any, and the Shareholder Agreements, as applicable, constitutes the entire agreement between the parties to such instruments with respect to the subject matter thereof and may be amended only by a writing executed by the parties hereto and any parties having a right to approve such amendment by reason of such other documents referred to herein.

(c)      This Subscription and the representations and warranties contained herein and in the Options shall be binding upon Subscriber, and his/her heirs, executors, legal representatives, administrators, successors, and assigns. This Subscription shall survive Subscriber's death or incapacity.

(d)      If any provision of this Subscription shall be held by a court of competent jurisdiction to be invalid or unenforceable, such invalid provision shall be reformed to the minimum extent necessary to render it valid and otherwise, such invalid or unenforceable provision shall be deemed severable and all other provisions of this Subscription shall continue to be enforceable to the fullest extent of the law, unless elimination of the invalid or unenforceable provision destroys the mutual benefits and objectives of this Agreement, in which event this Subscription and the rights acquired hereunder shall be null and void.

(e)      Subscriber agrees to promptly execute any documents requested by the Chief Executive Officer of the Company that may be necessary to implement this Agreement or to correct any inaccuracies or errors contained herein or in the documents referred to in subsection 6(b) above.

(1)      All terms used in any one number or gender shall be construed to include any other number or gender as the context may require.

Subscriber represents that the information contained herein is complete and accurate. Subscriber understands that, but for the truth of the information contained herein, s/he would not be allowed by the Company to acquire the Options or the Shares. If in any respect such representations and warranties hereafter become untrue or inaccurate, Subscriber shall give immediate written notice of such fact to the Company, specifying which representations and warranties are no longer true and accurate and the reasons therefor, and shall hold the Company harmless from any claims, liabilities, damages or expenses resulting from any misrepresentation herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement as of ______________.

Options for _________ Shares exercisable at $_______  per share.

Subscriber:
Accepted:

Dated: ____________________________

LUMOS PHARMA, INC.

By:
Richard J. Hawkins
Chief Executive Officer

EXHIBIT C TO STOCK OPTION AGREEMENT

INVESTMENT REPRESENTATION STATEMENT

(TO BE EXECUTED AND DELIVERED WITH EXERCISE NOTICE)

OPTIONEE:

COMPANY: LUMOS PHARMA, INC.

SECURITIES: SHARES OF COMMON STOCK

DATE: _____________________ , 20_

In connection with the purchase of the referenced Securities, the undersigned Optionee represents to the Company the following:

1.          Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

2.          Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, pending an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

3.          Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

4.          Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or compliance with some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

OPTIONEE

(Signature)

(Name)

Date:

EXHIBIT D TO STOCK OPTION AGREEMENT

EARLY EXERCISE UNVESTED STOCK REPURCHASE AGREEMENT
(TO BE EXECUTED ONLY IF EARLY EXERCISE IS PERMITTED)

AGREEMENT between the undersigned Purchaser and Lumos Pharma, Inc. (the "Company") in consideration of the premises and the agreements contained herein. This Agreement is subject to the terms of the Company's 2012 Equity Incentive Plan, as amended, and the Option Agreement granted to Purchaser dated ____________. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan and the Option Agreement.

RECITALS

A.       Purchaser is a Service Provider and was granted an Option to purchase shares of the Company's Common Stock (the "Shares") pursuant to the Option Agreement.

B.       With the Company's consent, Purchaser is being allowed to make an early exercise of its Option as to _______________ unvested Shares of the Company's Common Stock (the "Unvested Shares") by a contemporaneous Exercise Notice. In consideration therefor, this Agreement shall apply to such Unvested Shares.

THEREFORE, the parties agree as follows:

1.        Vesting Schedule. The Vesting Schedule in the Option Agreement (the "Vesting Schedule") shall continue to apply to all of the Unvested Shares to the same extent that it applied to the Option.

2.        Repurchase Option.

(a)      In the event Purchaser ceases to be a Service Provider (a "Termination of Service") before all Unvested Shares have vested, the Company and/or its designees (collectively, the "Option Holder") shall have an irrevocable option (the "Repurchase Option") for a period of ninety (90) days after the Termination of Service to exercise this option to repurchase up to all of the Unvested Shares (as of the date of such Termination of Service) at the original price per share paid by Purchaser multiplied by the number of Shares thus repurchased (the "Repurchase Price"). The Option Holder shall exercise the Repurchase Option by (i) delivering written notice of exercise to Purchaser (or Purchaser's legal representative) and to the Escrow Agent in accordance with the Joint Escrow Instructions attached as Exhibit 2, and (ii) at the closing set by the Escrow Agent, at Company's option, (A) by delivering to Purchaser (or Purchaser's legal representative) a check in the full amount of the Repurchase Price, or (B) by canceling an amount of Purchaser's indebtedness to the Company equal to the Repurchase Price, or (C) by a combination of (A) and (B), so that the combined payment and cancellation of indebtedness equals the Repurchase Price. Upon closing and the payment of the Repurchase Price, the Option Holder(s) shall become the legal and beneficial owner(s) of the Unvested Shares being repurchased, and Purchaser shall take all actions requested by the Company and the Escrow Agent to consummate the transfer to the Option Holder(s).

(b)      The Company may require any designee who desires to exercise a Repurchase Option as Option Holder to commit to pay to the Company the difference between the Repurchase Price and the Fair Market Value of the Unvested Shares to be repurchased (determined in good faith by the Company's Board of Directors as of the date of the designation).

3.        Release of Vested Shares From Repurchase Option.

The Repurchase Option shall lapse as to all Shares that have vested in accordance with the Vesting Schedule (as same may be accelerated where expressly permitted under the Plan, the Option Agreement or the Service Agreement) ("Vested Shares"). Once in each calendar year Purchaser shall be entitled, upon request, to receive a certificate(s) for all Shares that have been released from the Repurchase Option and the Company shall cooperate in instructing the Escrow Agent to provide same upon request.

4.        Restriction on Transfer. Except as provided in this Agreement, neither the Unvested Shares nor any interest therein shall be transferred, encumbered or otherwise disposed of by Purchaser, other than by will or the laws of descent and distribution. Upon vesting, Vested Shares may be subject to the restrictions contained in the Company's Voting Agreement, Right of First Refusal and Co-Sale Agreement, and the Company's Investors' Rights Agreement (the "Shareholder Agreements"), as applicable. The provisions of this Section and Section 2 of this Agreement shall take precedence in the event of any inconsistency with any applicable Shareholder Agreement as to the repurchase of Unvested Shares. Purchaser may not assign its rights or delegate its obligations hereunder without the Company's prior written consent. In the event the restrictions in this Section 4 are violated by Purchaser the Unvested Shares shall be subject to repurchase by the Company (or its designees) for the Repurchase Price determined in accordance with Section 2(a) above, and such right of repurchase may be exercised at any time within ninety (90) days after the Company, through its senior corporate officers, learns of such violation.

5.       Assignment by the Company. The rights of the Company under this Agreement shall be transferable to one or more persons or entities, and all rights and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns.

6.        Escrow of Unvested Shares.

(a)      To ensure the availability for delivery of the Unvested Shares upon repurchase pursuant to the Repurchase Option, Purchaser hereby directs the Company to deliver to and deposit with the Company's Secretary or another escrow agent designated by the Company (the "Escrow Agent") all share certificates representing the Unvested Shares, together with the stock assignment duly endorsed in blank, in the form attached hereto as Exhibit I. The Unvested Shares and stock assignment shall be held by the Escrow Agent pursuant to the Joint Escrow Instructions executed by the Company and Purchaser in the form attached hereto as Exhibit 2.

(b)      If one or more Option Holder(s) exercises the Repurchase Option, the Escrow Agent, upon receipt of written notice of such exercise from the Option Holders, shall take all steps contemplated by the Joint Escrow Instructions to accomplish the transfer of the Shares, and upon closing shall promptly cause certificate(s) to be issued for the Shares thus repurchased and shall deliver such certificates to the Option Holders in accordance with their respective rights.

(c)      If the Repurchase Option expires unexercised or a portion of the Shares is otherwise released from the Repurchase Option, the Escrow Agent shall upon written request and reasonable confirmation, cause a new certificate to be issued for the released Shares and shall deliver the certificate to Purchaser as contemplated by Section 3 above.

(d)      If, during the term of the Repurchase Option, there is (i) any stock dividend, stock split, stock combination, or other capital adjustment in the Shares (a "Capital Adjustment"), or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company (a "Major Transaction"), all new, substituted or additional (or lesser) securities to which Purchaser thereby becomes entitled by reason of Purchaser's ownership of the Unvested Shares shall be immediately subject to the escrow, deposited with the Escrow Agent and included thereafter as "Shares" for purposes of this Agreement and the Repurchase Option. Pending exercise of the Repurchase Option, Purchaser shall enjoy the voting and dividend rights of a shareholder as to the Shares subject to the Repurchase Option and any restrictions applicable thereto.

7.       Capital Adjustments. All references to the number of Shares and the Repurchase Price per share of the Unvested Shares shall be appropriately adjusted to reflect any Capital Adjustment or Major Transaction which may occur after the date of this Agreement, provided that (i) the aggregate Repurchase Price for all Unvested Shares then subject to the Repurchase Option shall not thereby be increased and (ii) the terms of the Plan shall govern the parties' rights in the event of a Major Transaction, as applicable.

8.        Legends. In addition to any other legends prescribed by agreement or applicable securities laws, the share certificate(s) evidencing the Unvested Shares, if any, issued hereunder shall be endorsed with the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN EARLY EXERCISE UNVESTED STOCK REPURCHASE AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

9.      Tax Consequences. Purchaser has reviewed with Purchaser's own tax advisor, all tax consequences of Purchaser's investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisor and not on any statements or representations of the Company or any of its agents. Purchaser understands that Purchaser (and not the Company) shall be responsible for Purchaser's own tax liability that may arise as a result of the transactions contemplated by this Agreement. Among other things, depending on the type of Option, income taxes may be imposed upon the exercise of the Option or the disposition of Shares acquired pursuant thereto. Section 83 (b) of the Code may afford Purchaser the right to file an election with the Internal Revenue Service that can, if timely filed, and under certain circumstances, minimize the amount of income taxes due by accelerating the date on which the income taxes would otherwise come due. However, there are strict time limitations (typically thirty days after the exercise of the Option) within which such an election must be filed, and a copy of the 83(b) election must also be filed with Purchaser's tax return for the calendar year in which the election was made. Purchaser has been advised to immediately obtain tax guidance from a qualified tax advisor as the responsibility for timely filing the 83(b) election is solely that of Purchaser. The Company assumes no obligation to provide tax advice.

10.      Consent of Spouse. Purchaser's spouse is signing below to reflect his/her consent that the provisions of this Agreement shall bind any community property rights in the Shares.

11.      General Provisions.

(a)        Entire Agreement. This Agreement supersedes any prior representations, promises and agreements that are inconsistent with its terms with the exception that the terms of the Plan and the Option Agreement shall prevail in the event of an inconsistency. Optionee has not relied upon any representations or promises by the Company or its representatives in entering into this Agreement except as may be expressly contained in the Plan, the Option Agreement, and Purchaser's Service Agreement.

(b)      Governing Law; Severability. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware. The terms of this Agreement shall be deemed severable, provided that if any provision is held invalid by a tribunal of competent jurisdiction it shall be reformed, if possible, to the minimum extent necessary to render it valid and enforceable.

(c)     No Guarantee of Continued Service. OPTIONEE AGREES THAT EXCEPT AS PROVIDED IN THE OPTION AGREEMENT OR THE PLAN, THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES BY EARLY EXERCISE). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND THE VESTING SCHEDULE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER DURING THE VESTING SCHEDULE, AND SHALL NOT LIMIT IN ANY WAY OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT (IN ACCORDANCE WITH OPTIONEE'S SERVICE AGREEMENT) TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER.

(d)      Review of Documents and Voluntary Consent. Optionee has been afforded an opportunity to read this Agreement and to obtain the advice of counsel prior to executing this Agreement and is signing same voluntarily and with a full understanding of the terms hereof.

(e)      Notices. Any notice required or permitted to be given by either the Company or Purchaser pursuant to this Agreement shall be in writing and shall be deemed given when delivered personally or three days after posting certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient, if to Purchaser, at its last known address reflected in the stock records of the Corporation; if to the Company, at its principal office, directed to the attention of its Chief Executive Officer; and if to the Escrow Agent, to the most current address that it furnishes to the parties.

(f)       Nonwaiver. A party's failure to insist on strict enforcement of any provision of this Agreement in any one circumstance shall constitute a waiver of such provision (or any other provision), nor give rise to any estoppel, in any other circumstance.

(g)       Further Assurances. Purchaser shall, upon request, execute such further documents as may be necessary or desirable to effectuate the purposes of this Agreement.

(h)       Remedies. This Agreement may be enforced in equity without waiving any legal remedies for its breach.

(i)       Effect. This Agreement shall bind and inure to the benefit of the parties' respective legal representatives, heirs, successors, and permitted assigns.

Dated:	, 20

Lumos Pharma, Inc.	Purchaser

By:

Richard J. Hawkins	Print Name:
Chief Executive Officer